                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2

                            THE TIMES MIRROR COMPANY

                       COMPUTATION OF EARNINGS PER SHARE

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                            SECOND QUARTER ENDED        YEAR TO DATE ENDED
                                   JUNE 30                    JUNE 30
                          -------------------------  -------------------------
                              1996         1995          1996         1995
                          ------------ ------------  ------------ ------------
PRIMARY
Average shares
 outstanding............   103,925,394  112,147,462   104,575,697  117,630,287
Dilutive stock options
 based on the treasury
 stock method using
 average market price...     3,489,907    1,044,532     2,985,507      755,638
                          ------------ ------------  ------------ ------------
  Total.................   107,415,301  113,191,994   107,561,204  118,385,925
                          ============ ============  ============ ============
Income from continuing
 operations.............  $     46,023 $     29,211  $     72,060 $     45,561
Discontinued operations.                     (3,165)                 1,634,477
Cumulative effect of
 changes in accounting
 principles, net of
 income tax benefit of
 $8,817.................                                               (12,724)
                          ------------ ------------  ------------ ------------
Net income..............  $     46,023 $     26,046  $     72,060 $  1,667,314
                          ============ ============  ============ ============
Preferred dividend
 requirements...........  $     10,911 $     13,836  $     21,822 $     18,566
                          ============ ============  ============ ============
Earnings available to
 common shareholders....  $     35,112 $     12,210  $     50,238 $  1,648,748
                          ============ ============  ============ ============
Primary earnings per
 common share:
  Continuing
   operations...........  $        .33 $        .14  $        .47 $        .23
  Discontinued
   operations...........                       (.03)                     13.81
  Cumulative effect of
   accounting
   changes, net.........                                                  (.11)
                          ------------ ------------  ------------ ------------
Primary earnings per
 common share...........  $        .33 $        .11  $        .47 $      13.93
                          ============ ============  ============ ============

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2
                            THE TIMES MIRROR COMPANY

                       COMPUTATION OF EARNINGS PER SHARE

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                            SECOND QUARTER ENDED        YEAR TO DATE ENDED
                                   JUNE 30                    JUNE 30
                          -------------------------  -------------------------
                              1996         1995          1996         1995
                          ------------ ------------  ------------ ------------
FULLY DILUTED
Average shares
 outstanding............   103,925,394  112,147,462   104,575,697  117,630,287
Common shares assumed
 issued upon conversion
 of Series B preferred
 stock..................     7,789,276   16,561,178     7,789,276   11,040,785
Dilutive stock options
 based on the treasury
 stock method using
 market price at the
 close of the period, if
 higher than average
 market price...........     3,628,698    1,610,969     3,628,698    1,610,969
                          ------------ ------------  ------------ ------------
  Total.................   115,343,368  130,319,609   115,993,671  130,282,041
                          ============ ============  ============ ============
Income from continuing
 operations.............  $     46,023 $     29,211  $     72,060 $     45,561
Discontinued operations.                     (3,165)                 1,634,477
Cumulative effect of
 changes in accounting
 principles, net of
 income tax benefit of
 $8,817.................                                               (12,724)
                          ------------ ------------  ------------ ------------
Net income..............  $     46,023 $     26,046  $     72,060 $  1,667,314
                          ============ ============  ============ ============
Preferred dividend re-
 quirements.............  $      8,236 $      8,236  $     16,472 $     10,981
                          ============ ============  ============ ============
Earnings available to
 common shareholders....  $     37,787 $     17,810  $     55,588 $  1,656,333
                          ============ ============  ============ ============
Fully diluted earnings
 per common share:
  Continuing operations.  $     *      $     *       $     *      $        .26
  Discontinued opera-
   tions................                                                 12.55
  Cumulative effect of
   accounting changes,
   net..................                                                  (.10)
                          ------------ ------------  ------------ ------------
Fully diluted earnings
 per common share.......  $     *      $     *       $     *      $      12.71
                          ============ ============  ============ ============

- --------
* Antidilutive